Exhibit 21

SUBSIDIARIES OF DPL INC.

DPL Inc. had the following subsidiaries on December 31, 2007:

State of Incorporation

The Dayton Power and Light Company	Ohio
Miami Valley Insurance Company	Vermont
DPL Energy, LLC	Ohio
DPL Finance Company, Inc.	Delaware
DPL Energy Resources, Inc.	Ohio

Exhibit 21

SUBSIDIARIES OF THE DAYTON POWER AND LIGHT COMPANY

The Dayton Power and Light Company had the following significant subsidiary on December 31, 2007:

State of Incorporation
DPL Finance Company, Inc.	Delaware